UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 8, 2007

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On November 8, 2007, Nature Vision, Inc. (“Nature Vision”), Nature Vision Operating, Inc., a wholly-owned subsidiary of Nature Vision (“Subsidiary”), and M&I Business Credit, LLC (“M&I”) entered into a Credit and Security Agreement dated November 8, 2007 (the “Credit Agreement”).  A Demand Term Note dated September 19, 2007, in the principal amount of $2,000,000 executed by Nature Vision in favor of M&I (“Demand Term Note”) is governed by the Credit Agreement.  The maximum amount that Nature Vision may borrow under the Credit Agreement, including the amount owed under the Demand Term Note is $6,000,000.  Pursuant to the Credit Agreement, Nature Vision or Subsidiary may request from time to time that M&I make loans to them under the terms and conditions of the Credit Agreement (the “M&I Credit Facility”).  M&I is under no obligation to make any loans to either Nature Vision or Subsidiary under the Credit Agreement, and any loans made are repayable on demand.  Any amounts borrowed under the Credit Agreement bear interest at the annual rate equal to the greater of i) 6% per annum or ii) .75% above the interest rate publicly announced by M&I from time to time as the prime rate, with a minimum interest charge of $120,000 for each 12 month period.  Nature Vision and the Subsidiary are required to pay a $45,000 annual fee under the Credit Agreement.  The Credit Agreement may be terminated without notice or lapse of time upon the occurrence of an event of default as defined in the Credit Agreement.  All amounts outstanding under the M&I Credit Facility are immediately due and payable without further act or condition if bankruptcy proceedings are commenced for either Nature Vision or Subsidiary.

The repayment of the M&I Credit Facility is secured by substantially all of the assets of Nature Vision and Subsidiary pursuant to the terms of, among other things, the Credit Agreement, a Patent Collateral Assignment dated November 8, 2007 among Nature Vision, Subsidiary and M&I (the “Patent Assignment”), a Trademark Security Agreement dated November 8, 2007 among Nature Vision, Subsidiary and M&I (the “Trademark Agreement”), a Security Agreement dated September 19, 2007 between Nature Vision and M&I (the “Security Agreement”) and a Revolving Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement dated September 19, 2007 between Nature Vision and M&I (the “Mortgage”).  Richard Kiphart has agreed to subordinate Nature Vision’s indebtedness owing to him to amounts Nature Vision owes to M&I under the Credit Agreement under the terms of a Debt Subordination Agreement dated November 8, 2007 among Nature Vision, Richard Kiphart and M&I (“Subordination Agreement).  In addition, Nature Vision’s Chief Executive Officer, Jeffrey P. Zernov, Nature Vision, Subsidiary and M&I have entered into a Support Agreement dated November 8, 2007 (the “Support Agreement”) which requires Mr. Zernov to assist M&I with disposing of the collateral securing the M&I Credit Facility under certain conditions.

Nature Vision used amounts borrowed under the Credit Agreement to repay in full amounts owing under its line of credit financing agreement with First National Bank of Deerwood.

The foregoing statements are qualified in their entirety by the terms and conditions of the Credit Agreement, Patent Assignment, Trademark Agreement, Security Agreement, Mortgage, Subordination Agreement and Support Agreement, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 1.02   Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement the Guaranty dated September 19, 2007 by Jeffrey P. Zernov, Nature Vision’s Chief Executive Officer, in favor of M&I dated September 19, 2007 was terminated.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)            The discussion of the Credit Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

(d)   Exhibits.

10.1
Demand Term Note dated September 19, 2007 in the principal amount of $2,000,000 executed by Nature Vision, Inc. in favor of M&I Business Credit, LLC (incorporated by reference to Exhibit 10.1 of Nature Vision’s Form 8-K filed on September 25, 2007).

10.2
Guaranty Agreement dated September 19, 2007 executed by Jeffrey P. Zernov in favor of M&I Business Credit, LLC (incorporated by reference to Exhibit 10.2 of Nature Vision’s Form 8-K filed on September 25, 2007).

10.3
Security Agreement dated September 19, 2007 between Nature Vision, Inc. and M&I Business Credit, LLC (incorporated by reference to Exhibit 10.3 of Nature Vision’s Form 8-K filed on September 25, 2007).

10.4
Revolving Mortgage, Assignment of Rents, Security Agreement and Fixture Financing Statement dated September 19, 2007 between Nature Vision, Inc. and M&I Business Credit, LLC (incorporated by reference to Exhibit 10.4 of Nature Vision’s Form 8-K filed on September 25, 2007).

10.5	Credit and Security Agreement dated November 8, 2007 among Nature Vision, Inc., Nature Vision Operating, Inc. and M&I Business Credit, LLC.

10.6	Patent Collateral Assignment dated November 8, 2007 among Nature Vision, Inc., Nature Vision Operating, Inc. and M&I Business Credit, LLC.

10.7	Trademark Security Agreement dated November 8, 2007 among Nature Vision, Inc., Nature Vision Operating, Inc. and M&I Business Credit, LLC.

10.8	Debt Subordination Agreement dated November 8, 2007 among Nature Vision, Inc., Richard Kiphart and M&I Business Credit, LLC.

10.9	Support Agreement dated November 8, 2007 among Jeffrey P. Zernov, Nature Vision, Inc. and M&I Business Credit, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.

Date: November 15, 2007
/s/ Michael Day
Michael Day
Chief Financial Officer